Exhibit 99.1

ENDO PROVIDES INFORMATIONAL

FREQUENTLY ASKED QUESTIONS & ANSWERS

DUBLIN, March 2, 2016 — Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced that it has provided an informational Frequently Asked Questions (FAQs) document designed for investors to learn more about the Company. This FAQ is available on the Investor Relations section of Endo’s website at www.endo.com.

About Endo International plc

Endo International plc (NASDAQ: ENDP) (TSX: ENL) is a global specialty pharmaceutical company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Investors/Media: Keri P. Mattox, (484) 216-7912; Media: Heather Zoumas-Lubeski, (484) 216-6829